UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2026

RMX INDUSTRIES, INC.
(Exact name of Company as specified in its charter)

Nevada	333-294940	88-2960484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4514 Cole Ave, Ste. 600, Dallas, TX	92075
(Address of principal executive offices)	(Zip Code)

(866) 706-4276
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by RMX Industries, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on May 14, 2026 (the “Original Report”), to provide the information required by Item 2.01 of Form 8-K with respect to the Company’s acquisition of the right, title and interest in and to certain intellectual property assets relating to software platforms (the “IP Assets”) of Apollo Group Enterprises, LLC (“Apollo”), pursuant to the intellectual property purchase agreement dated as of May 8, 2026 (the “IP Purchase Agreement”), by and between the Company and Apollo.

Except as set forth herein, this Amendment does not modify or update any other disclosure contained in the Original Report. This Amendment should be read in conjunction with the Original Report and the Company’s other filings with the SEC.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 17, 2026, the Company completed the closing contemplated by the IP Purchase Agreement and acquired the IP Assets in exchange for the issuance of 500,000 shares of Class A Common Stock, $0.001 par value per share, of the Company (as adjusted to reflect the one-for-three reverse stock split of the Company’s common stock effective July 24, 2026) valued at approximately $3.8 million representing approximately 11.8% of the Company’s total assets of approximately $32.2 million as of December 31, 2025.

The information set forth under “Intellectual Property Purchase Agreement” of Item 1.01 of the Original Report is incorporated by reference into this Item 2.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2026	RMX INDUSTRIES, INC.

/s/ Karl Kit
	Name:	Karl Kit
	Title:	Chief Executive Officer and President

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